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                                   EXHIBIT 21


                         Subsidiaries of the Registrant
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                                   EXHIBIT 21
                           HUDSON GENERAL CORPORATION
                                  SUBSIDIARIES

                                                                        Jurisdiction
                                                                            of
                                                                       Incorporation
                                                                       -------------
Hudson Aviation Services, Inc. California                              California

   Hudson General Coach Lines, Inc.                                    California

Hudson Aviation Services, Inc. Delaware                                 Delaware

Hudson Aviation Services, Inc.                                        Massachusetts

Hudson Aviation Services-Oakland, Inc.                                 California

Hudson Kohala Inc.                                                     Delaware

Hudson General LLC (74% owned)                                         Delaware

   Hudson General Leasing Corporation                                  Delaware

   Hudson General Aviation Services, Inc.                              Canada